Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FEG ABSOLUTE ACCESS TEI FUND LLC”, CHANGING ITS NAME FROM "FEG ABSOLUTE ACCESS TEI FUND LLC" TO "FEG ABSOLUTE ACCESS FUND I LLC", FILED IN THIS OFFICE ON THE SEVENTH DAY OF DECEMBER, A.D. 2015, AT 11:11 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

4929653 8100
SR# 20151219226

Authentication: 10565054
Date: 12-08-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:11 AM 12/07/2015
FILED 11:11 AM 12/07/2015
SR 20151219226 - File Number 4929653

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: FEG Absolute Access TEI Fund LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

by striking out article FIRST thereof and substituting in lieu thereof the following new Article FIRST:

"The name of the limited liability company is FEG Absolute Access Fund I LLC."

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7th day of December, A.D. 2015.

By: Suzanne Espinosa
Authorized Person(s)

Name: Suzanne Espinosa
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